Exhibit 32.3

CERTIFICATION OF CHIEF FINANCIAL OFFICER
 PURSUANT TO 18 U.S.C. SECTION 1350,
 AS ADOPTED PURSUANT TO
 SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Anthony J. Branca, Chief Financial Officer of ICON Capital Corp., the Manager of the Registrant, in connection with the Annual Report of ICON Leasing Fund Eleven, LLC (the “LLC”) on Form 10-K for the year ended December 31, 2010, as filed with the Securities and Exchange Commission on the date hereof (the “Annual Report”) certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Annual Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Annual Report fairly presents, in all material respects, the financial condition and results of operations of the LLC.

Date: March 31, 2011

/s/ Anthony J. Branca__
Anthony J. Branca
Chief Financial Officer
ICON Capital Corp.
Manager of ICON Leasing Fund Eleven, LLC